                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant /X/

Filed by a Party other than the Registrant / /

Check the appropriate box:

/ /  Preliminary Proxy Statement        / /  Confidential, for Use of the Commission
/X/  Definitive Proxy Statement              Only (as permitted by Rule 14a-6(e)(2))
/ /  Definitive Additional Materials
/ /  Soliciting Material Pursuant to sec.240.14a-11(c) or sec.240.14a-12


                               QLOGIC CORPORATION
- --------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

- --------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  $125 per Exchange Act Rules 0-11(c)(1)(ii), or 14a-6(i)(1), or 14a-6(i)(2)
     or Item 22(a)(2) of Schedule 14A.

/ / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

          ----------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

          ----------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

          ----------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

          ----------------------------------------------------------------------

     (5)  Total fee paid:

          ----------------------------------------------------------------------

/ /  Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

          ----------------------------------------------------------------------

     (2)  Form, Schedule or Registration Statement No.:

          ----------------------------------------------------------------------

     (3)  Filing Party:

         -----------------------------------------------------------------------

     (4)  Date Filed:

          ----------------------------------------------------------------------

                               QLOGIC CORPORATION
                             3545 HARBOR BOULEVARD
                          COSTA MESA, CALIFORNIA 92626
                                 (714) 438-2200

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                         TO BE HELD ON AUGUST 20, 1996

To the Stockholders of QLOGIC CORPORATION:

     You are cordially invited to attend the Annual Meeting of Stockholders of QLogic Corporation, a Delaware corporation (the "Company"), which will be held at the Hyatt Regency Irvine Hotel, 17900 Jamboree Road, Irvine, California, at 10:00 a.m., California time, on Tuesday, August 20, 1996, to consider and act upon the following matters, all as more fully described in the accompanying Proxy Statement which is incorporated herein by this reference:

          1. To elect a board of five directors to serve until the next annual meeting of the Company's stockholders and until their successors have been elected and qualify;

          2. To consider and take action concerning approval of amendments of the Company's Non-Employee Director Stock Option Plan (a copy of which, as amended, is included as Appendix A to the accompanying Proxy Statement) which extend the termination date of the plan by five years to December 31, 2001, increase the number of shares of common stock subject to the Plan by 75,000, provide for initial grants to new directors of options to purchase 8,000 shares of common stock, provide for annual grants to each non-employee director (other than the chairman of the board) of options to purchase 3,000 shares of common stock, and provide for annual grants to the chairman of the board of options to purchase 5,000 shares of common stock;

          3. To ratify the selection of KPMG Peat Marwick LLP as the Company's independent public accountants for fiscal year 1997; and

          4. To transact such other business as may properly come before the meeting or any adjournment thereof.

     Stockholders of record of the Company's common stock at the close of business on July 12, 1996, the record date fixed by the Board of Directors, are entitled to notice of, and to vote at, the meeting.

     THOSE WHO CANNOT ATTEND ARE URGED TO SIGN, DATE, AND OTHERWISE COMPLETE THE ENCLOSED PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE. ANY STOCKHOLDER GIVING A PROXY HAS THE RIGHT TO REVOKE IT ANY TIME BEFORE IT IS VOTED.

                                          BY ORDER OF THE BOARD OF DIRECTORS

                                          Michael R. Manning
                                          Secretary
Costa Mesa, California
July 22, 1996

                               QLOGIC CORPORATION
                             3545 HARBOR BOULEVARD
                          COSTA MESA, CALIFORNIA 92626
                                 (714) 438-2200

                            ------------------------

                                PROXY STATEMENT

                            ------------------------

                   APPROXIMATE DATE PROXY MATERIAL FIRST SENT
                         TO STOCKHOLDERS: JULY 22, 1996

     The following information is in connection with the solicitation of proxies for the Annual Meeting of Stockholders of QLogic Corporation, a Delaware corporation (the "Company"), to be held at the Hyatt Regency Irvine Hotel, 17900 Jamboree Road, Irvine, California, at 10:00 a.m., California time, on Tuesday, August 20, 1996, and adjournments thereof (the "Meeting"), for the purposes stated in the Notice of Annual Meeting of Stockholders preceding this Proxy Statement.

                     SOLICITATION AND REVOCATION OF PROXIES

     A form of proxy is being furnished herewith by the Company to each stockholder and, in each case, is solicited on behalf of the Board of Directors of the Company for use at the Meeting. The entire cost of soliciting these proxies will be borne by the Company. The Company may pay persons holding shares in their names or the names of their nominees for the benefit of others, such as brokerage firms, banks, depositaries, and other fiduciaries, for costs incurred in forwarding soliciting materials to their principals. In that connection, the Company has retained Corporate Investor Communications Incorporated, New York, New York, to deliver soliciting materials to such record holders for distribution by them to their principals and to assist the Company in collecting proxies from such holders. The cost of these services, excluding out-of-pocket expenses, is not expected to exceed $4,000. Members of the Management of the Company may also solicit some stockholders in person, or by telephone, telegraph or telecopy, following solicitation by this Proxy Statement, but will not be separately compensated for such solicitation services.

     Proxies duly executed and returned by stockholders and received by the Company before the Meeting will be voted FOR the election of all five of the nominee-directors specified herein, FOR approval of the amendment of the QLogic Corporation Non-Employee Director Stock Option Plan (the "Director Plan"), and FOR the ratification of the selection of KPMG Peat Marwick LLP as the Company's independent public accountants for fiscal year 1997, unless a contrary choice is specified in the proxy. Where a specification is indicated as provided in the proxy, the shares represented by the proxy will be voted and cast in accordance with the specification made. As to other matters, if any, to be voted upon, the persons designated as proxies will take such actions as they, in their discretion, may deem advisable. The persons named as proxies were selected by the Board of Directors of the Company and each of them is a director of the Company.

     Under the Company's bylaws and Delaware law, shares represented by proxies that reflect abstentions or "broker non-votes" (i.e., shares held by a broker or nominee which are represented at the Meeting, but with respect to which such broker or nominee is not empowered to vote on a particular proposal) will be counted as shares that are present and entitled to vote for purposes of determining the presence of a quorum. Any shares represented at the Meeting but not voted (whether by abstention, broker non-vote or otherwise) will have no impact in the election of directors, except to the extent that the failure to vote for an individual results in another individual receiving a larger proportion of votes. Any shares represented at the Meeting but not voted (whether by abstention, broker non-vote or otherwise) with respect to the proposal to approve amendment of the Director Plan or the proposal to ratify the selection of KPMG Peat Marwick LLP will have no effect on the vote for any of such proposals except to the extent the number of abstentions causes the number of shares voted in favor of a proposal not to equal or exceed a majority of the quorum required for the Meeting (in which case the proposal would not be approved).

     Your execution of the enclosed proxy will not affect your right as a stockholder to attend the Meeting and to vote in person. Any stockholder giving a proxy has the right to revoke it at any time by either (i) a later-dated proxy, (ii) a written revocation sent to and received by the Secretary of the Company prior to the Meeting, or (c) attendance at the Meeting and voting in person.

                  VOTING SECURITIES AND PRINCIPAL STOCKHOLDERS

     The Company has outstanding only common stock, of which 5,625,662 shares were outstanding as of the close of business on July 12, 1996 (the "Record Date"). Only stockholders of record on the books of the Company at the close of business on the Record Date will be entitled to vote at the Meeting. Each share of common stock is entitled to one vote.

     Representation at the Meeting by the holders of a majority of the outstanding common stock of the Company, either by personal attendance or by proxy, will constitute a quorum.

     The following table sets forth, as of the Record Date, the only persons known to the Company to be the beneficial owners of more than 5% of the Company's common stock:

                                               AMOUNT AND NATURE OF
  TITLE OF           NAME AND ADDRESS               BENEFICIAL          PERCENT OF
    CLASS           OF BENEFICIAL OWNER            OWNERSHIP(1)          CLASS(2)
- -------------   ---------------------------   ----------------------    -----------
Common Stock    Fred B. Cox                        287,500 shs.             5.1(3)
                P.O. Box 237
                Big Arm, Montana 59910
Common Stock    Brinson Partners Inc.            350,500 shs.(4)            6.1
                Three First National Plaza
                Ninth Floor
                Chicago, Illinois 60670

- ---------------

(1) Except as otherwise indicated and subject to applicable community property and similar laws, the Company assumes that each named person has the sole voting and investment power with respect to his or its shares (other than shares subject to options).

(2) Percent of class is based on the number of shares outstanding on the Record Date plus, with respect to each named person, the number of shares of common stock, if any, which the stockholder has the right to acquire within 60 days of such date.

(3) All shares attributed to Mr. Cox are held in a family trust of which Mr. Cox and his wife are co-trustees and share voting and investment power. Includes options to purchase 12,500 shares of the Company's common stock.

(4) The beneficial owner has informed the Company that (i) these shares are beneficially owned in the capacity of an investment adviser registered under the Investment Advisers Act of 1940, (ii) voting power is exercised pursuant to investment management contracts, and (iii) no single client of the adviser owns more than 5% of the Company's common stock.

     The Company knows of no contractual arrangements which may at a subsequent date result in a change in control of the Company.

                         STOCK OWNERSHIP OF MANAGEMENT

     The following table sets forth certain information regarding the shares of the Company's common stock beneficially owned as of the Record Date by all directors, nominees, executive officers identified in the Summary Compensation Table below, all executive officers of the Company, and all current directors and executive officers of the Company as a group:

                                                             AMOUNT AND
                                                             NATURE OF
  TITLE OF                                                   BENEFICIAL          PERCENT
    CLASS                NAME OF BENEFICIAL OWNER           OWNERSHIP(1)       OF CLASS(2)
- -------------      -------------------------------------    ------------       -----------
Common
  Stock......      Gary E. Liebl                                15,500(3)             *
Common
  Stock......      James A. Bixby                                8,333(4)             *
Common
  Stock......      H.K. Desai                                   30,000(5)             *
Common
  Stock......      Carol L. Miltner                              8,333(4)             *
Common
  Stock......      George D. Wells                               8,333(4)             *
Common
  Stock......      Thomas R. Anderson                           26,453(6)             *
Common
  Stock......      David Tovey                                  18,562(7)             *
Common
  Stock......      Michael Manning                              32,987(8)             *
Common
  Stock......      Melvin G. Gable(9)                              -0-                *
Common
  Stock......      Joseph F. Pleso(10)                             -0-                *
                   All current directors and executive
                     officers as a group (8 persons)           148,501              2.6%

- ---------------

 (1) Except as otherwise indicated and subject to applicable community property and similar laws, the Company assumes that each named person has the sole voting and investment power with respect to his or her shares (other than shares subject to options).

 (2) Percent of class is based on the number of shares outstanding on the Record Date plus, with respect to each named person, the number of shares of common stock, if any, which the stockholder has the right to acquire within 60 days of such date. Ownership of less than 1% is indicated by an asterisk.

 (3) Includes 12,500 shares which may be purchased pursuant to stock options which are currently, or within the next 60 days, will be, exercisable.

 (4) Consists entirely of shares which may be purchased pursuant to stock options which are currently, or within the next 60 days will be, exercisable.

 (5) Includes 25,000 shares which may be purchased pursuant to stock options which are currently, or within the next 60 days, will be, exercisable.

 (6) Includes 21,953 shares which may be purchased pursuant to stock options which are currently, or within the next 60 days, will be, exercisable.

 (7) Includes 14,062 shares which may be purchased pursuant to stock options which are currently, or within the next 60 days, will be, exercisable.

 (8) Includes 18,686 shares which may be purchased pursuant to stock options which are currently, or within the next 60 days, will be, exercisable.

 (9) Mr. Gable resigned as a director, and as President and Chief Executive Officer, of the Company effective June 7, 1995.

(10) Mr. Pleso was appointed interim President and Chief Executive Officer of the Company effective June 7, 1995 and resigned in such capacities effective October 10, 1995.

                      NOMINATION AND ELECTION OF DIRECTORS

     The Company's directors are to be elected at each annual meeting of stockholders. At this Meeting, five directors are to be elected to serve until the next annual meeting of stockholders and until their successors are elected and qualify. The nominees for election as directors at this Meeting set forth in the table below are all recommended by the Board of Directors of the Company. Each of the nominated directors other than Mr. Desai was elected as a director of the Company at the Company's 1995 Annual Meeting of Stockholders. Mr. Desai was appointed as a director in January 1996.

     In the event that any of the nominees for director should become unable to serve if elected, it is intended that shares represented by proxies which are executed and returned will be voted for such substitute nominee(s) as may be recommended by the Company's existing Board of Directors.

     The five nominee-directors receiving the highest number of votes cast at the Meeting will be elected as the Company's directors to serve until the next annual meeting of stockholders and until their successors are elected and qualify. Subject to certain exceptions specified below, stockholders of record on the Record Date are entitled to cumulate their votes in the election of the Company's directors (i.e., they are entitled to the number of votes determined by multiplying the number of shares held by them times the number of directors to be elected) and may cast all of their votes so determined for one person, or spread their votes among two or more persons as they see fit. No stockholder shall be entitled to cumulate votes for a given candidate for director unless such candidate's name has been placed in nomination prior to the vote and the stockholder has given notice at the Meeting, prior to the voting, of the stockholder's intention to cumulate his or her votes. If any one stockholder has given such notice, all stockholders may cumulate their votes for candidates in nomination. Discretionary authority to cumulate votes is hereby solicited by the Board of Directors.

     The Company's By-laws provide that only persons who are nominated in accordance with specified By-law procedures shall be eligible for election as directors. Nominations of persons for election to the Board of Directors may be made at a meeting of stockholders by or at the direction of the Board of Directors or by any stockholder entitled to vote for the election of directors who complies with certain notice procedures set forth in the By-laws. Such nominations must be made by written notice to the Secretary of the Company and must be delivered or mailed and received at the principal executive offices of the Company not less than 60 days or more than 90 days prior to the date of the meeting. In the event that the first public disclosure of the date of the meeting is made less than 70 days prior to the date of the meeting, notice by the stockholder will be timely if received not later than the close of business on the tenth day following the day on which such public disclosure was first made. The stockholder's notice must set forth certain information concerning the proposed nominee and the stockholder giving notice, as set forth in the By-laws.

     The following table sets forth certain information concerning the nominees for election as directors (all of such nominees being continuing members of the Company's present Board of Directors):

     NOMINEE(1)                   PRINCIPAL OCCUPATION              AGE
- --------------------    ----------------------------------------    ---
Gary E. Liebl(2)        Vice Chairman of the Board, Artisoft,       54
                        Inc., a local area network company
James A. Bixby(2)       Chairman, President and Chief Executive     49
                        Officer of Brooktree Corporation, a
                        producer of integrated circuits
H.K. Desai              President and Chief Executive Officer of    50
                        the Company
Carol L. Miltner(3)     President, Motivation by Miltner, a         53
                        seminar and consulting business
George D. Wells(3)      President and Chief Executive Officer,      60
                        Exar Corporation, a manufacturer of
                        integrated circuits

- ---------------

(1) The Company does not have a nominating committee of the Board of Directors. The nominees for election as directors at the Meeting were selected by the Board of Directors of the Company.

(2) Member of the audit committee of the Board of Directors of the Company, currently consisting of Mr. Bixby and Mr. Liebl, neither of whom is an employee of the Company. The audit committee held five meetings during fiscal year 1996. The audit committee reviews, acts on, and reports to the Board of Directors with respect to various auditing and accounting matters, including the selection of the Company's independent public accountants, the scope of the annual audits, the nature of nonaudit services, fees to be paid to the independent public accountants, the performance of the Company's independent public accountants, and the accounting practices of the Company.

(3) Member of the compensation committee of the Board of Directors of the Company, currently consisting of two directors, neither of whom is an employee of the Company. The compensation committee held five meetings during fiscal year 1996. The compensation committee reviews the performance of the executive officers of the Company and its subsidiary and reviews the compensation programs for other key employees, including salary and cash incentive payment levels and option grants under the QLogic Corporation Stock Awards Plan.

     Mr. Liebl has been a director and Chairman of the Board of the Company since its formation in February 1994. He is Vice Chairman of the Board of Directors of Artisoft, Inc., a local area network company. Beginning in October 1985, Mr. Liebl held senior management positions, including Chairman of the Board and Chief Executive Officer, at Cipher Data Products, Inc., a supplier of tape and optical disk drives to the computer industry, until such corporation was acquired by Archive Corporation in April 1990. Mr. Liebl also currently serves as a director of Emulex Corporation, a supplier of computer and network enhancement products and former parent corporation of the Company, and of Smartflex Systems, Inc., a manufacturing services provider of sophisticated electronics assemblies.

     Mr. Bixby became a director of the Company in February 1994. He is Chairman, President, and Chief Executive Officer of Brooktree Corporation, a producer of high-performance, mixed-signal integrated circuits. He has been an officer of Brooktree Corporation since 1983. Before joining Brooktree, Mr. Bixby was Director of Engineering at Spin Physics, a division of Eastman Kodak.

     Mr. Desai joined the Company in August 1995 as President and Chief Technical Officer. He was subsequently promoted to President and Chief Executive Officer in January 1996. From May 1995 to August 1995, he was Vice President, Engineering (Systems Products) at Western Digital Corporation, a manufacturer of disk drives. From July 1990 until May 1995, he served as Director, and subsequently Vice President of Engineering at QLogic. From 1980 until joining the Company in 1990, Mr. Desai was an Engineering Section Manager at Unisys Corporation, a computer system manufacturer.

     Ms. Miltner became a director of the Company in February 1994. She is President of Motivation by Miltner, a seminar and consulting business. From December 1993 until March 1995, she served as Vice President of Sales and Marketing of AmeriQuest Technologies, Inc., a subassembler of storage products and distributor of microcomputer products. From July 1991 to December 1993 she was President of Motivation by Miltner, a seminar and consulting business. From April 1989 to July 1991, she was Senior Vice President -- Sales of Merisel, a distributor of microcomputer products. For the previous four years, she was Senior Vice President, Sales of Ingram Micro, a distributor of computer products.

     Mr. Wells became a director of the Company in February 1994. He has been President and Chief Executive Officer of Exar Corporation, a manufacturer of analog and mixed-signal integrated circuits, since June 1992. He served as President and Chief Operating Officer of LSI Logic Corporation, a manufacturer of HCMOS and BiCMOS application-specific integrated circuits, for seven years before joining Exar Corporation. Mr. Wells also serves as a director of Exar Corporation, Pyramid Technology Corp., a manufacturer of mini-supercomputers, and Micronics Computers, Inc., a manufacturer of high-performance system boards.

     There were nine meetings of the Board of Directors of the Company during the last fiscal year of the Company. Each of the directors of the Company attended 75% or more of the aggregate of the total number of meetings of the Board of Directors held during the period in which he or she was a director and the total number of meetings held by all committees of the Board of Directors on which he or she served during such period.

COMPENSATION OF DIRECTORS

     Directors' Fees. For service on the Board of Directors, directors who are not employees of the Company receive a quarterly retainer of $4,000 plus $1,000 for each meeting of the Board of Directors in excess of five per year, and reimbursement for travel expenses. The Chairman of the Board of Directors receives an additional fee of $1,000 per quarter. In addition, the chairmen of the audit and compensation committees receive an additional quarterly retainer of $500. Directors who are employees of the Company receive no additional compensation for serving on the Board of Directors. Directors are entitled to reimbursement for out-of-pocket expenses in connection with attendance at board and committee meetings.

     Stock Options. On January 12, 1994, the Board of Directors of the Company adopted the QLogic Corporation Non-Employee Director Stock Option Plan (the "Director Plan") under which shares of common stock of the Company may be issued pursuant to exercise of stock options granted under the plan to directors who are not employees of the Company or any of its subsidiaries. The Director Plan was approved by Emulex Corporation ("Emulex"), the former parent corporation and sole stockholder of the Company, prior to the distribution of all of the Company's outstanding common stock to the stockholders of Emulex on February 28, 1994 (the "Distribution"). A total of 125,000 shares of common stock have been reserved for issuance under the Director Plan.

     The purpose of the Director Plan is to attract and retain experienced and knowledgeable outside directors by providing them with an ownership interest in the Company. Only non-employee directors of the Company are eligible to participate in the Director Plan. Each non-employee director of the Company received an automatic grant of an option to purchase 12,500 shares of Company common stock upon the date on which such director first became an eligible director. Upon completion of the Distribution, non-employee directors of the Company (excluding Mr. Liebl and a director of the Company who subsequently resigned from the Board, each of whom had previously received an option to purchase Company common stock as a result of the conversion of options previously granted to them under the Emulex Corporation Non-Employee Director Stock Option Plan in connection with the Distribution) were granted options to purchase 12,500 shares of Company common stock.

     Options granted under the Director Plan are non-qualified stock options not eligible for the favorable tax consequences given to incentive stock options by
Section 422 of the Internal Revenue Code. The purchase price per share of the Company common stock issuable upon exercise of the option shall be 100% of the fair market value per share of such common stock on the date of grant. No option granted under the Director Plan shall be exercisable after the expiration of the earlier of (i) ten years following the date the option is granted or (ii) one year following the date the optionee ceases to be a director of the Company for any reason.

     An option granted under the Director Plan shall be exercisable when it is granted as to one-third of the shares of common stock subject to the option on each anniversary of the date the option is granted if the director to whom the option is granted is still a director of the Company on such anniversary. In the event of a change in control of the Company, as defined in the Director Plan, any unexercised option previously granted under the Director Plan shall become exercisable upon such change in control as to one half of the shares of common stock as to which the option is not already exercisable in addition to the shares of common stock, if any, as to which the option is already exercisable.

     As currently in effect and unless sooner terminated by the Board, the Director Plan will expire on December 31, 1996. The Board may amend, modify or terminate the Director Plan, but may not without the prior approval of stockholders make any amendments which would (i) materially increase the benefits accruing to directors under the Director Plan, (ii) increase the total number of shares of common stock which may be issued under the Director Plan, or
(iii) materially modify the eligibility requirements to receive a stock option grant under the Director Plan.

     In June 1996, the Director Plan was amended, subject to approval of the stockholders of the Company, to (i) extend the termination date of the plan by five years to December 31, 2001, (ii) increase the number of shares of common stock subject to the Plan by 75,000, (iii) provide for initial grants to new directors of options to purchase 8,000 shares of common stock and (iv) provide for annual grants to each non-employee director (other than the chairman of the board) of options to purchase 3,000 shares of common stock, and annual grants to the chairman of the board of options to purchase 5,000 shares of common stock, all as described below under "Amendment of the Non-Employee Director Stock Option Plan."

     In March 1993, Mr. Liebl was granted an option to purchase 25,000 shares of common stock of Emulex at a purchase price of $6.375, the fair market value of the common stock of Emulex on the date of grant. As a result of the Distribution and related transactions, Mr. Liebl's options were converted into options to purchase 12,500 shares of the Company's common stock and 12,500 shares of Emulex's common stock. The exercise price of Mr. Liebl's options to purchase shares of the Company's common stock was adjusted in the Distribution to $8.56.

     Other Compensation. Gary E. Liebl was paid a total of $136,714 for consulting services rendered to the Company at the request of the Board of Directors in fiscal year 1996.

                  EXECUTIVE COMPENSATION AND OTHER INFORMATION

     The following table sets forth information concerning compensation of each person who served as chief executive officer of the Company during the most recent fiscal year and each other executive officer of the Company or its subsidiary whose total annual salary and bonus exceeded $100,000 for the most recent fiscal year:

                         SUMMARY COMPENSATION TABLE(1)

                                                                                             LONG-TERM
                                                                                            COMPENSATION
                                                 ANNUAL COMPENSATION               ------------------------------
                                      ------------------------------------------      STOCK
         NAME AND                                                 OTHER ANNUAL        OPTION         ALL OTHER
    PRINCIPAL POSITION       YEAR      SALARY           BONUS    COMPENSATION(2)    GRANTS(3)     COMPENSATION(4)
- ---------------------------  ----     --------         -------   ---------------   ------------   ---------------
H.K. Desai                   1994     $126,070             -0-          -0-                 -0-       $ 3,091
  President and CEO(5)       1995      139,534(7)       41,500          -0-         15,000 shs.         3,160
                             1996      167,009(7)       82,500          -0-        120,000 shs.         5,686
Melvin G. Gable              1994      190,953             -0-          -0-         75,000 shs.         5,344
  Former President and
    CEO(6)                   1995      226,583          63,000          -0-                 -0-         5,887
                             1996      168,117(7)(8)       -0-          -0-         30,000 shs.         1,685
Joseph F. Pleso              1994      195,236             -0-          -0-                 -0-         3,374
  Former Interim             1995      227,050             -0-          -0-         10,000 shs.         2,940
  President and CEO(6)       1996      188,751(7)(9)    20,000          -0-         12,500 shs.         3,980
Thomas R. Anderson           1994       98,274(7)          -0-          -0-         20,000 shs.           879
  V.P., Chief Financial
    Officer                  1995      144,544          31,500          -0-         10,000 shs.         4,625
                             1996      147,424          35,000          -0-          6,250 shs.         4,801
David Tovey                  1995      139,534(7)       41,500          -0-         25,000 shs.         3,160
  V.P. Marketing             1996      144,777          35,000          -0-          5,000 shs.         3,254
Michael Manning              1994      115,595             -0-          -0-                 -0-         3,798
  Treasurer and Secretary    1995      129,664          19,000          -0-          7,000 shs.         4,233
                             1996      123,221          23,000          -0-          6,500 shs.         4,028

- ---------------

(1) The table includes compensation and stock option grants earned or received by each named individual during fiscal year 1994 as an employee of Emulex prior to the date of the Distribution as well as compensation paid by the Company subsequent to the Distribution.

(2) Except where indicated in the Summary Compensation Table, perquisites and other personal benefits did not in the aggregate equal or exceed the lesser of $50,000 for any named individual or 10% of the total of annual salary and bonus reported in this table for such person.

(3) The amounts in the table represent shares of the Company's common stock covered by stock options granted to the named individual under the QLogic Corporation Stock Awards Plan, as well as common stock covered by stock options granted to the named individual under the Emulex Employee Stock Option Plan which were converted into options to purchase Emulex common stock and Company common stock as a result of the Distribution.

(4) This column includes the Company's matching contributions to the Emulex Retirement Savings Plan prior to the Distribution and to the QLogic Corporation Retirement Savings Plan subsequent to the Distribution and group term life insurance premiums paid with respect to the named executive.

(5) Mr. Desai served as the Company's Vice President of Engineering from the time of the Distribution until his resignation on May 1, 1995. He was rehired on August 4, 1995 as President and Chief Technical Officer. Mr. Desai was subsequently appointed as the Company's President and Chief Executive Officer effective January 25, 1996.

(6) Mr. Gable resigned as a director and officer of the Company effective June 7, 1995. Mr. Pleso, who was the Company's Vice President of Worldwide Sales, was appointed as interim President and Chief Executive Officer effective June 7, 1995. Mr. Pleso resigned as an officer of the Company effective October 10, 1995.

(7) The named executive officer was not an employee for the entire year for which compensation figures are provided.

(8) Includes $123,033 paid pursuant to the terms of a separation agreement between Mr. Gable and the Company.

(9) Includes $84,914 paid pursuant to the terms of a separation agreement between Mr. Pleso and the Company.

SEPARATION AGREEMENT

     Melvin Gable resigned as the Company's President and Chief Executive Officer effective June 7, 1995. Pursuant to the terms of a separation agreement with Mr. Gable, the Company agreed to provide Mr. Gable with aggregate gross separation payments totalling $112,500 payable in equal bi-weekly installments over the six month period ended December 7, 1995. The Company also paid for the continued group health coverage of Mr. Gable and his dependents through December 7, 1995.

KEY EMPLOYEE RETENTION AGREEMENT

     The Company has previously entered into an agreement with Mr. Desai under which Mr. Desai would be entitled to receive the following payments and benefits in the event of termination of his employment by the Company without cause or by Mr. Desai because of a demotion within two years after a change in control of the Company: (i) a severance payment equal to the present value of two times the sum of Mr. Desai's annual salary plus the highest annual average of any two of his last three annual bonuses; (ii) continuation for two years following termination of employment of his health, life insurance, disability income, tax assistance, and executive automobile benefits (reduced to the extent similar benefits are received by him from another employer); and (iii) acceleration of vesting of his right to exercise his stock options based on the length of his continued employment following the grant of the option by one year upon the change in control of the Company and full acceleration of vesting of such exercise right in the event of termination of his employment without cause or because of a demotion as aforsesaid within two years after the change in control.

OPTION GRANTS DURING FISCAL 1996

     The following table sets forth information on grants of stock options pursuant to the QLogic Corporation Stock Awards Plan during the fiscal year ended March 31, 1996, to the officers identified in the Summary Compensation
Table:

                              OPTION GRANTS TABLE
                       OPTION GRANTS IN FISCAL YEAR 1996

                                                                                         POTENTIAL
                                                                                        REALIZABLE
                                                                                     VALUE AT ASSUMED
                                                                                      ANNUAL RATES OF
                                             % OF TOTAL                                 STOCK PRICE
                                               OPTIONS                               APPRECIATION FOR
                                             GRANTED TO                               OPTION TERM(4)
                                 OPTIONS      EMPLOYEES    EXERCISE    EXPIRATION   -------------------
               NAME             GRANTED(1)   IN 1996(2)    PRICE (3)      DATE         5%        10%
    --------------------------  ----------   -----------   ---------   ----------   --------   --------
    H.K. Desai................    100,000       25.10%       4.750         8/8/05   $298,725   $757,028
                                   20,000        5.02        7.250         2/1/06     91,379    231,682
    Melvin G. Gable(5)........     30,000        7.53        4.750         4/4/05     89,617    227,108
    Joseph F. Pleso(5)........     12,500        3.14        4.750         4/4/05     37,341     94,628
    Thomas R. Anderson........      6,250        1.57        4.750         4/4/05     18,670     47,314
    David Tovey...............      5,000        1.25        5.875       10/24/05     18,474     46,816
    Michael Manning...........      6,500        1.63        4.750         4/4/05     19,417     49,207

- ---------------

(1) The amounts in the table represent shares of the Company's common stock covered by stock options granted to the named individual under the QLogic Corporation Stock Awards Plan. Each option becomes exercisable on a cumulative basis as to 25% of the option shares one year after the date of grant and as to an additional 6.25% of the option shares each three month interval thereafter.

(2) The number of shares of Company common stock covered by the options granted to the named individual during the last completed fiscal year of the Company equals the percentage set forth below of the total number of shares of the Company common stock covered by all options granted by the Company during such year.

(3) The exercise price of each option is the market price of the common stock of the Company on the date of grant.

(4) These columns present hypothetical future values of the stock obtainable upon exercise of the options net of the option's exercise price, assuming that the market price of the Company's common stock appreciates at a 5% and 10% compound annual rate over the ten year term of the options. The 5% and 10% rates of stock price appreciation are presented as examples pursuant to the Proxy Rules and do not necessarily reflect management's assessment of the Company's future stock price performance. The potential realizable values presented are not intended to indicate the value of the options.

(5) Mr. Gable resigned as a director and officer of the Company effective June 7, 1995. Joseph F. Pleso, the Company's Vice President of Worldwide Sales was appointed as interim President and Chief Executive Officer effective June 7, 1995 and resigned effective October 10, 1995.

OPTION EXERCISES IN FISCAL 1996 AND YEAR-END OPTION VALUES

     The following table sets forth information concerning stock options which were exercised during, or held at the end of, fiscal 1996 by the officers named in the Summary Compensation Table:

                   OPTION EXERCISES AND YEAR-END VALUE TABLE

                                                               NUMBER OF               VALUE OF UNEXERCISED
                                                          UNEXERCISED OPTIONS          IN-THE-MONEY OPTIONS
                               SHARES                     AT FISCAL YEAR END           AT FISCAL YEAR END(1)
                            ACQUIRED ON     VALUE     ---------------------------   ---------------------------
             NAME             EXERCISE     REALIZED   EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
    ----------------------  ------------   --------   -----------   -------------   -----------   -------------
    H.K. Desai............        -0-          -0-          -0-        120,000        $   -0-       $ 430,000
    Melvin G. Gable(2)....        -0-          -0-          -0-            -0-            -0-             -0-
    Joseph F. Pleso(2)....      2,500        6,250          -0-            -0-            -0-             -0-
    Thomas R. Anderson....        -0-          -0-       16,250         20,000         27,406          56,944
    David Tovey...........        -0-          -0-       10,937         19,063         41,014          67,111
    Michael Manning.......        -0-          -0-       15,906         11,344         12,188          39,125

- ---------------

(1) Valued at $8.75 per share.

(2) Mr. Gable resigned as a director and officer of the Company effective June 7, 1995. Joseph F. Pleso was appointed as interim President and Chief Executive Officer effective June 7, 1995. Mr. Pleso resigned as an officer of the Company effective October 10, 1995.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The current Compensation Committee of the Company consists of Mr. Wells and Ms. Miltner, neither of whom is now, or was at any time during the last completed fiscal year of the Company, an officer or employee of the Company. During fiscal year 1996, no executive officer of the Company served as a member of the Compensation Committee (or its equivalent) or as a director of any entity whose executive officers served on either the Compensation Committee or the Board of Directors of the Company.

REPORT OF EXECUTIVE COMPENSATION COMMITTEE

     The Compensation Committee of the Board of Directors makes this report on executive compensation pursuant to Item 402 of Regulation S-K. Notwithstanding anything to the contrary set forth in any of the Company's previous filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of

1934, as amended (the "Exchange Act"), that might incorporate future filings, including this Proxy Statement, in whole or in part, this report and the graph which follows this report shall not be incorporated by reference into any such filings, and such information shall be entitled to the benefits provided in Item 402(a)(9).

     The Compensation Committee reviews the performance of the executives of the Company, makes recommendations to the Board of Directors as to the compensation of the executives of the Company and its subsidiaries and reviews the compensation programs for other key employees, including salary and cash incentive payment levels and stock awards under the QLogic Corporation Stock Awards Plan.

     Compensation Policies and Philosophy. The Company's executive compensation policies are designed to attract, retain and reward executives who contribute to the Company's success, to provide economic incentives for executives to achieve the Company's business objectives by linking the executives' compensation to the performance of the Company, to strengthen the relationship between executive pay and stockholder value and to reward individual performance. The Company uses a combination of base salary, cash incentive payments and stock awards to achieve the aforementioned objectives.

     In carrying out these objectives, the Compensation Committee considers a number of factors which include the level and types of compensation paid to executives in similar positions by comparable companies. In addition, the Compensation Committee evaluates corporate performance by looking at factors such as performance relative to competitors, performance relative to business conditions, and the success of the Company in meeting its financial objectives. The Compensation Committee also reviews the individual performance of each executive, including a review of the ability of a given executive to meet individual performance objectives, demonstration of job knowledge and skills, and the ability to work with others toward the achievement of the Company's goals.

     Components of Compensation. Executives' salaries are established in relation to a range of salaries for comparable positions among a peer group of other computer companies of comparable size and complexity. The Company seeks to pay its executives salaries that are commensurate with the qualifications, duties and responsibilities and that are competitive in the marketplace. In general, the Company attempts to set executive compensation between the 50th and 75th percentile of salaries paid to executives of the Company's peer group of corporations. In making its annual salary recommendations, the Compensation Committee looks at the Company's financial position and performance, the contribution of the individual executive during the prior fiscal year in helping to meet the Company's financial and business objectives as well as the executives' performance of their individual responsibilities.

     Executives' annual cash incentive payments are used to provide executives with financial incentives to meet annual performance targets of the Company or its operating divisions. Performance targets and cash incentive payment recommendations for executives other than principal executives are proposed by the management of the Company's principal operating divisions, reviewed and, when appropriate, revised by the Compensation Committee and approved by the Board of Directors. Personal goals and cash incentive payment recommendations for the principal executives of the Company are recommended by the Compensation Committee and approved by the Board.

     The Compensation Committee believes that equity ownership by executives provides incentives to build stockholder value and align the interests of executives with the stockholders. Upon hiring executives, the Compensation Committee typically recommends stock option or stock awards grants to the officers under the QLogic Corporation Stock Awards Plan, subject to applicable vesting periods. Thereafter, the Compensation Committee periodically considers awarding additional grants under the QLogic Corporation Stock Awards Plan. The Compensation Committee believes that these additional grants provide incentives for executives to remain with the Company. Stock options and awards generally have value only if the price of the Company's common stock increases over the exercise or grant price. The size of options or awards is usually based upon factors such as comparable equity compensation offered by other computer companies, the seniority of the executive and the contribution that the executive is expected to make to the Company. In determining the size of the periodic grants, the Compensation Committee considers prior grants to the executive, the executive's performance during the current fiscal year and his or her expected contributions during the succeeding fiscal year.

     Compensation of the Principal Executive Officer. The Compensation Committee reviews the performance of the principal executive officer of the Company, as well as other executives of the Company and its subsidiaries, annually. H.K. Desai was appointed as the Company's President and Chief Executive Officer effective January 25, 1996, after serving as President and Chief Technical Officer from August 4, 1995. As the principal executive officer of the Company, Mr. Desai's compensation was determined based on a consideration of the various factors discussed above, including the performance of the Company, the individual performance of Mr. Desai, a review of the compensation packages of executives in computer industry companies similar in size and complexity to the Company, and Mr. Desai's performance compared to various objective and subjective goals established by the Board of Directors. It is the practice of the Board of Directors to set performance goals at the commencement of a fiscal year, to give a performance appraisal to the Chief Executive Officer at the end of the fiscal year, and to set payment of incentive payments based on the Chief Executive's performance as measured against such objectives. As the principal executive officer of the Company during a portion of fiscal year 1996, Mr. Gable's compensation was determined based on a consideration of the various factors discussed above. Mr. Gable resigned as a director and officer of the Company effective June 7, 1995.

                                          Respectfully submitted,

                                          Compensation Committee:

                                          George D. Wells
                                          Carol L. Miltner

STOCKHOLDER RETURN PERFORMANCE PRESENTATION

     The graph below compares the cumulative total stockholder return on the Company's common stock with the cumulative total return on the Nasdaq Composite Index and the Nasdaq Computer Index for the period beginning February 28, 1994 and ended March 31, 1996.

                     COMPARISON OF CUMULATIVE TOTAL RETURN*
          QLOGIC CORPORATION COMMON STOCK, NASDAQ COMPOSITE INDEX AND
                             NASDAQ COMPUTER INDEX

      MEASUREMENT PERIOD              QLOGIC CORPORA-                         NASDAQ COMPUTER
    (FISCAL YEAR COVERED)                  TION          NASDAQ COMPOSITE          INDEX
FEB-94                                        100                 100                 100
MAR-94                                     103.85               93.81               94.48
JUN-94                                      76.92               89.08               86.83
SEP-94                                      96.15               96.44               97.86
DEC-94                                     103.85               94.88              107.38
MAR-95                                      73.08              103.12              122.65
JUN-95                                      75.00              117.79              154.27
SEP-95                                      92.31              131.68              169.21
DEC-95                                     117.31              132.76              168.02
MAR-96                                     134.62              138.98              174.35

- ---------------

* Assumes that the value of the investment in the Company's common stock and each index was $100 on February 28, 1994.

            AMENDMENT OF THE NON-EMPLOYEE DIRECTOR STOCK OPTION PLAN

     On January 12, 1994, the Board of Directors of the Company adopted the QLogic Corporation Non-Employee Director Stock Option Plan (the "Director Plan") under which shares of common stock of the Company may be issued pursuant to exercise of stock options granted under the plan to directors who are not employees of the Company or any of its subsidiaries. The Director Plan was approved by Emulex prior to the Distribution. Under the Director Plan, as initially adopted, an option to purchase 12,500 shares of common stock of the Company is granted automatically to each non-employee director of the Company when such person first becomes an Eligible Director (as defined in the Director
Plan).

     In June 1996, the Board of Directors amended the Director Plan, subject to approval of the stockholders, (i) to extend the termination date of the Plan to December 31, 2001 from December 31, 1996, (ii) increase the number of shares of common stock subject to the Plan by 75,000, (iii) provide for initial grants to new directors of options to purchase 8,000 shares of common stock and (iv) provide for annual grants to each non-employee director (other than the chairman of the board) of options to purchase 3,000 shares of common stock, and annual grants to the chairman of the board of options to purchase 5,000 shares of common stock. The Director Plan is intended to increase the proprietary and vested interests of the non-employee directors of the Company and the growth and performance of the Company by granting to them options to purchase shares of common stock of the Company, to encourage them to continue their services to the Company, and to attract individuals with outstanding ability to serve on the Board of Directors of the Company. The foregoing amendments were adopted and are recommended for approval by the Company's stockholders because the Board believes that continued option grants under the Director Plan play an important role in the Company's efforts to attract and retain the services of individuals of outstanding ability as directors of the Company. The Board also believes that option grants such as those contemplated in the Director Plan are consistent with a trend in computer industry companies similar in size and complexity to the Company to compensate directors with stock options.

     A copy of the Director Plan, as amended by the Board subject to stockholder approval, is set forth in full as Appendix A to this Proxy Statement. Following is a summary of the principal provisions of the Director Plan, as amended:

     Administration. The Board of Directors is authorized to administer the Director Plan in accordance with its terms; however, the Board shall have no discretion with respect to the selection of directors to receive options, the number of shares of common stock of the Company subject to any such options, or the exercise price thereof. The Board may, in its sole discretion, delegate any or all of its administrative duties to a committee of not fewer than two non-employee members of the Board.

     Eligibility. Each director of the Company shall be eligible to receive an option under the Director Plan only if such director (i) is not then an employee of the Company or any of its subsidiaries, (ii) has not within the three years immediately preceding such time, received any stock option, stock bonus, stock appreciation right, or other similar stock award from the Company or any of its subsidiaries, other than options granted to such director under the Director Plan, and (iii) does not then beneficially own more than 10% of the outstanding stock of the Company (an "Eligible Director"). Only Eligible Directors may receive options under the Director Plan. All current members of the Board of Directors, other than Mr. Desai, are Eligible Directors.

     Shares Subject to the Director Plan. An aggregate of 200,000 shares of common stock of the Company shall be available for issuance upon exercise of options granted under the Director Plan. This number is subject to adjustment in the event of a stock split, stock dividend, subdivision or combination of the common stock or other change in corporate structure affecting the common stock of the Company.

     Grant, Term and Conditions of Options. The Director Plan provides that an option to purchase 8,000 shares of common stock of the Company shall be granted automatically to each Eligible Director on the date on which such director first becomes an Eligible Director. Thereafter, an option to purchase an additional 3,000 shares of common stock of the Company shall be granted automatically to each such director (other than the chairman of the board) at the close of business on the date of each annual meeting of stockholders at which such director is elected or reelected (commencing with the 1996 Annual Meeting of Stockholders). An option to purchase an additional 5,000 shares of common stock of the Company shall be granted annually to the chairman of the board following each such election. If a period of less than 12 months elapses between the initial grant date and the first annual grant date, the number of shares of common stock that can be purchased under the option granted on the annual grant date shall be prorated. Because each of the current non-employee directors of the Company previously has been granted an option to purchase 12,500 shares of common stock under the Director Plan, no current non-employee director will receive an 8,000 share initial option grant. Options granted under the Director Plan are non-qualified stock options not eligible for favorable tax consequences given to incentive stock options by Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"). The purchase price per share of the common stock of the Company issuable upon exercise of the option shall be 100% of the fair market value per share of such common stock on the date of grant.

     No option granted under the Director Plan shall be exercisable after the expiration of the earlier of (i) ten years following the date the option is granted, or (ii) one year following the date the optionee ceases to be a director of the Company for any reason.

     Options granted to a director upon becoming an Eligible Director shall be exercisable as to one-third of the shares subject to the option on each anniversary date of the date the option is granted if the director to whom the option is granted is still a director of the Company on such anniversary. Annual option grants to directors will be exercisable as to one-third of the shares subject to the option on each anniversary date of the date the option is granted if the director to whom the option is granted is still a director of the Company on such anniversary.

     In the event of the death of an optionee, any option (or unexercised portion thereof) held by the optionee, to the extent exercisable by him or her on the date of death, may be exercised by the optionee's personal representatives, heirs, or legatees in accordance with the Director Plan. No option shall be transferable by an optionee otherwise than by will or the laws of descent and distribution, and, during the lifetime of the individual to whom an option is granted, it may be exercised only by such individual or such individual's guardian or legal representative.

     Mergers, Reorganizations and Changes in Control. In the event of a liquidation of the Company or a merger, reorganization or consolidation of the Company with any other corporation in which the Company is not the surviving corporation or the Company becomes a subsidiary of another corporation, any unexercised options previously granted under the Director Plan shall be deemed cancelled unless the surviving corporation elects to assume the options or to use substitute options. However, unless the surviving corporation elects to assume the options or to use substitute options, the optionee shall have the right, exercisable during a ten day period ending on the fifth day prior to such liquidation, merger or consolidation, to fully exercise the optionee's option in whole or in part without regard to any installment exercise provisions otherwise provided in the Director Plan. In the event of a change in control of the Company, as defined in the Director Plan, any unexercised option previously granted under the Director Plan which is not then already exercisable as to all of the shares subject to the option shall become exercisable upon such change in control as to one half of the shares as to which the option is not already exercisable in addition to the shares, if any, as to which the option is already exercisable.

     Director Plan Amendments. The Director Plan may be terminated or amended by the Board as its shall deem advisable. Without the authorization and approval of the stockholders, however, the Board may not make any amendments which would (i) materially increase the benefits accruing to directors under the Director Plan,
(ii) increase the total number of shares which may be issued under the Director Plan, or (iii) materially modify the eligibility requirements to receive a stock option grant under the Director Plan.

     Term of Director Plan. The Director Plan expires on December 31, 2001.

FEDERAL INCOME TAX CONSEQUENCES

     Only non-qualified options which are not intended to meet the incentive stock option requirements of Section 422 of the Code will be issued under the Director Plan. Under current federal income tax law, the grant of an option under the Director Plan will have no federal income tax consequences to the Company or the Director to whom it is granted. Generally, upon exercise of a non-qualified stock option granted under the Director Plan, the excess of the fair market value of the stock at the date of exercise over the option price (the "Spread") is taxable to the optionee as ordinary income. All such amounts taxable to an optionee are deductible by the Company as compensation expense. The deduction will be allowed for the taxable year of the Company in which the optionee includes an amount in income.

     Generally, the shares received on exercise of an option under the Director Plan are not subject to restrictions on transfer or risks of forfeiture and, therefore, the optionee will recognize income on the date of exercise of a nonqualified stock option. However, if the optionee is subject to Section 16(b) of the Exchange Act, the Section 16(b) restriction will be considered a substantial risk of forfeiture for tax purposes. Under current law, participants who are directors of the Company will be subject to restrictions under Sec-tion 16(b) of the Exchange Act during their term of service and for up to six months after termination of such service. SEC Rule 16b-3 provides an exemption from the restrictions of Section 16(b) for the grant of derivative securities, such as stock options, under qualifying plans. Because the Director Plan satisfies the requirements for exemption under SEC Rule 16b-3, the grant of options will not be considered a purchase and the exercise of the options to acquire the underlying shares of common stock will not be considered a purchase or sale. Thus, ordinary income will be recognized and the Spread will be measured on the date of exercise.

     The foregoing discussion, based upon federal tax laws now in effect, is not intended to cover all relevant tax aspects of the Director Plan.

AWARDS OUTSTANDING UNDER THE DIRECTOR PLAN

     As of July 12, 1996, options were outstanding under the Director Plan held by four non-employee directors of the Company to purchase an aggregate of 50,000 shares of Company common stock (12,500 shares each) at an average exercise price of $7.015 per share, and 62,500 shares were available for future grant of options under the Director Plan to new directors. A total of 12,500 shares have been issued pursuant to exercise of options granted under the Director Plan.

     An option to purchase 12,500 shares of common stock was granted under the Director Plan to each of Mr. Bixby, Ms. Miltner and Mr. Wells when he or she became an Eligible Director. An option to purchase 12,500 shares of common stock was granted to Mr. Liebl in connection with the Distribution.

     The market value of the Company's common stock on July 12, 1996 was $9.625 per share.

REASONS FOR AMENDMENT OF THE DIRECTOR PLAN

     The Board of Directors believes that amendment of the Director Plan will increase the proprietary and vested interest of the non-employee directors of the Company in the growth and performance of the Company and will help enable the Company to continue to attract and retain highly qualified persons to serve as non-employee directors. The Board also believes that option grants such as those contemplated in the Director Plan are consistent with a trend in computer industry companies similar in size and complexity to the Company to compensate directors with stock options.

VOTE REQUIRED FOR APPROVAL OF AMENDMENT OF THE DIRECTOR PLAN

     Approval of the amendment of the Director Plan requires the affirmative vote of the holders of a majority of the shares of common stock of the Company present, or represented, and entitled to vote at the Meeting. If the amendment of the Director Plan is not approved by the stockholders, the Director Plan will continue in effect and will terminate in accordance with its terms on December 31, 1996.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" APPROVAL OF AMENDMENT OF THE DIRECTOR PLAN.

          RATIFICATION OF SELECTION OF INDEPENDENT PUBLIC ACCOUNTANTS

     The accounting firm of KPMG Peat Marwick LLP serves the Company as its independent public accountants at the direction of the Board of Directors of the Company and has served in such capacity since the Company's inception. One or more representatives of KPMG Peat Marwick LLP are expected to be present at the Meeting and will have an opportunity to make a statement, if they desire to do so, and to be available to respond to appropriate questions.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE RATIFICATION OF THE SELECTION OF KPMG PEAT MARWICK LLP AS THE INDEPENDENT PUBLIC ACCOUNTANTS FOR THE COMPANY FOR FISCAL YEAR 1997. This matter is not required to be submitted for stockholder approval, but the Board of Directors has elected to seek ratification of its selection of the independent public accountants by the affirmative vote of a majority of the shares represented and voting at the Meeting.

                COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

     Section 16 of the Exchange Act requires the Company's directors and executive officers and persons who own more than 10% of a registered class of the Company's equity securities to file various reports with the Securities and Exchange Commission and the National Association of Securities Dealers concerning their holdings of, and transactions in, securities of the Company. Copies of these filings must be furnished to the Company. To the Company's knowledge, based solely on review of the copies of such reports furnished to the Company and written representations that no other reports were required, during the Company's most recent fiscal year all Section 16(a) filing requirements applicable to its executive officers, directors and greater than 10% beneficial owners have been met.

                             STOCKHOLDER PROPOSALS

     Stockholders who wish to present proposals for action at the 1997 Annual Meeting of Stockholders should submit their proposals in writing to the Secretary of the Company at the address of the Company set forth on the first page of this Proxy Statement. Proposals must be received by the Secretary no later than April 1, 1997, for inclusion in next year's proxy statement and proxy card; provided, however, that in the event that the first public disclosure of the date of the 1997 Annual Meeting of Stockholders is made less than 70 days prior to the date of such meeting, proposals must be received not later than the close of business on the tenth day following the day on which such public disclosure was first made.

                         ANNUAL REPORT TO STOCKHOLDERS

     The Annual Report to Stockholders of the Company for the fiscal year ended March 31, 1996, including audited consolidated financial statements, has been mailed to the stockholders concurrently herewith, but such report is not incorporated in this Proxy Statement and is not deemed to be a part of the proxy solicitation material.

                                 OTHER MATTERS

     The Management of the Company does not know of any other matters which are to be presented for action at the Meeting. Should any other matters come before the Meeting or any adjournment thereof, the persons named in the enclosed proxy will have the discretionary authority to vote all proxies received with respect to such matters in accordance with their collective judgment.

                           ANNUAL REPORT ON FORM 10-K

     A copy of the Company's Annual Report on Form 10-K, as filed with the Securities and Exchange Commission (exclusive of Exhibits), will be furnished without charge to any person from whom the accompanying proxy is solicited upon written request to Investor Relations, QLogic Corporation, 3545 Harbor Boulevard, Costa Mesa, California 92626. If Exhibit copies are requested, a copying charge of $.20 per page will be made.

                                          BY ORDER OF THE BOARD OF DIRECTORS

                                          Michael R. Manning
                                          Secretary
Costa Mesa, California
July 22, 1996

     STOCKHOLDERS ARE URGED TO SPECIFY THEIR CHOICES AND TO DATE, SIGN, AND RETURN THE ENCLOSED PROXY IN THE ENCLOSED ENVELOPE. PROMPT RESPONSE IS HELPFUL AND YOUR COOPERATION WILL BE APPRECIATED.

                                                                      APPENDIX A

                               QLOGIC CORPORATION

                    NON-EMPLOYEE DIRECTOR STOCK OPTION PLAN

     1. PURPOSE. The purpose of this QLogic Corporation Non-Employee Director Stock Option Plan ("Plan") is to increase the proprietary and vested interest of the non-employee directors of QLogic Corporation ("Company") in the growth and performance of the Company by granting such directors options to purchase shares of common stock of the Company, to encourage them to continue their services to the Company, and to attract individuals of outstanding ability to serve on the Board of Directors of the Company.

     2. NONQUALIFIED STOCK OPTIONS. The options granted under the Plan (each an "option") will be options not specifically authorized or qualified for favorable tax treatment under Section 422 of the Internal Revenue Code of 1986, as amended, and any successor statutes ("Code") ("nonqualified stock options").

     3. ADMINISTRATION.

        3.1 Administration by Board. The Plan shall be administered by the Board of Directors of the Company ("Board"). Subject to the provisions of the Plan, the Board shall have authority to construe and interpret the Plan, to promulgate, amend, and rescind rules and regulations relating to its administration, and to make all of the determinations necessary or advisable for administration of the Plan; provided, however, that the Board shall have no discretion with respect to the selection of directors to receive options under the Plan, the number of shares of stock subject to any such options, or the purchase price thereof. The interpretation and construction by the Board of any provision of the Plan, or of any agreement executed pursuant to the Plan, shall be final and binding upon all parties. No member of the Board shall be liable for any action or determination undertaken or made in good faith with respect to the Plan or any agreement executed pursuant to the Plan.

        3.2 Administration by Committee. The Board may, in its sole discretion, delegate any or all of its administrative duties to a committee (the "Committee") of not fewer than two (2) members of the Board, all of the members of which Committee shall be persons who, in the opinion of counsel to the Company, are "disinterested persons" within the meaning of Rule 16b-3(c)(2)(i) promulgated by the Securities and Exchange Commission. Effective on and after August 15, 1996, the requirement that Committee members be disinterested persons shall not apply and all of the members of the Committee shall be persons who, in the opinion of counsel to the Company, are "non-employee directors" within the meaning of Rule 16b-3(b)(3)(i) promulgated by the Securities and Exchange Commission. If administration is delegated to a Committee, the Committee shall have, in connection with administration of the Plan, the powers otherwise possessed by the Board, subject, however, to such resolutions, not inconsistent with the provisions of the Plan, as may be adopted from time to time by the Board. The Board may abolish the Committee at any time and revest in the Board the administration of the Plan. From time to time, the Board may increase or decrease (to not less than two members) the size of the Committee, and add additional members to, or remove members from, the Committee. The Committee shall act pursuant to a majority vote, or the written consent of a majority of its members, and minutes shall be kept of all of its meetings and copies thereof shall be provided to the Board. Subject to the provisions of the Plan and the directions of the Board, the Committee may establish and follow such rules and regulations for the conduct of its business as it may deem advisable. No member of the Committee shall be liable for any action or determination undertaken or made in good faith with respect to the Plan or any agreement executed pursuant to the Plan.

     4. ELIGIBILITY. Each director of the Company who satisfies the eligibility criteria of this Section 4 (an "Eligible Director") shall receive an option under the Plan pursuant to Section 6.1 hereof. A director is an Eligible Director only if such director (i) is not then an employee of the Company or any of its subsidiaries and (ii) has not, within three (3) years immediately preceding such time, received any stock option, stock bonus, stock appreciation right, or other similar stock award from the Company or any of its subsidiaries, except as provided by this Plan. Only Eligible Directors may receive options under the Plan. A director of the Company shall not be deemed to be an employee of the Company or any of its subsidiaries solely by reason of the existence of an agreement between such director and the Company or any subsidiary thereof pursuant to which the director provides services as a consultant to the Company or its subsidiaries on a regular or occasional basis for compensation.

     5. SHARES SUBJECT TO OPTIONS. The stock available for grant of options under the Plan shall be shares of the Company's authorized but unissued, or reacquired, common stock. The aggregate number of shares which may be issued pursuant to exercise of options granted under the Plan shall not exceed 200,000 shares of common stock. In the event that any outstanding option under the Plan for any reason expires or is terminated, the shares of common stock allocable to the unexercised portion of the option shall again be available for options under the Plan as if no option had been granted with respect to such shares.

     6. TERMS AND CONDITIONS OF OPTIONS. Options granted under the Plan shall be evidenced by agreements in such form and containing such provisions which are consistent with the Plan as the Board or Committee shall from time to time approve. All grants of options to Eligible Directors shall be automatic and non-discretionary and shall be made strictly in accordance with the following provisions.

        6.1  Grant of Options.

           (a) Prior to July 1, 1996, an option to purchase 12,500 shares of common stock of the Company shall be granted automatically to each Eligible Director upon the later to occur of:

             (1) the date of adoption of the Plan by the Board,

             (2) the date of stockholder approval of the Plan,

             (3) the Distribution Date (as defined in Section 6.12), or

             (4) the date on which such director first becomes an Eligible Director (the "Initial Grant Date").

           (b) Effective as of July 1, 1996, an option to purchase 8,000 shares of common stock of the Company shall be granted automatically to each Eligible Director upon the Initial Grant Date. This provision shall not apply to any Eligible Director who, pursuant to the terms of this Plan, received an option to purchase common stock of the Company prior to July 1, 1996.

           (c) Subsequent annual grants shall be made at the close of business on the date of each annual meeting of stockholders at which the members of the Board are elected or reelected subsequent to the Initial Grant Date (the "Annual Grant Date"). Each Eligible Director shall automatically receive an option to purchase 3,000 shares of common stock of the Company on the Annual Grant Date. If the Eligible Director is serving as the Chairman of the Board on the Annual Grant Date, an option to purchase 5,000 shares of common stock of the Company shall be granted. If a period of less than twelve (12) months elapses between the Initial Grant Date and the first Annual Grant Date, the number of shares of common stock that can be purchased under the option granted on the Annual Grant Date shall be prorated by multiplying the number of shares designated above by a fraction, the numerator of which shall be the number of days that have elapsed since the Initial Grant Date and the denominator of which shall be the number of days since the last annual meeting of stockholders at which the members of the Board were elected or reelected.

        6.2 Option Price. Except as provided by Section 6.12, the purchase price for the shares subject to any option shall be 100% of the fair market value of the shares of common stock of the Company on the date the option is granted. For purposes of the Plan, the "fair market value" of any share of common stock of the Company at any date shall be (a) if the common stock is listed on an established stock exchange or exchanges, the last reported sale price per share on the last trading day immediately preceding such date on the principal exchange on which it is traded, or if no sale was made on such day on such principal exchange, at the closing reported bid price on such day on such exchange, (b) if the common stock is not then listed on an exchange, the last reported sale price per share on the last trading day immediately preceding such date reported by NASDAQ, or if sales are not reported by NASDAQ or no sale was made on such day, the average of the closing bid and asked prices per share for the common stock in the over-the-counter market as quoted on NASDAQ on such day, or (c) if the common stock is not then listed on an exchange or quoted on NASDAQ, an amount determined in good faith by the Board or the Committee.

        6.3 Notice and Payment. Any exercisable portion of an option may be exercised only by:

           (a) delivery of a written notice to the Company, prior to the time when such option becomes unexercisable under Section 6.4, stating the number of shares being purchased and complying with all applicable rules established by the Board or the Committee;

           (b) payment in full of the exercise price of such option by, as applicable, (1) cash or check for an amount equal to the aggregate option exercise price for the number of shares being purchased, (2) in the discretion of the Board or Committee, upon such terms as the Board or Committee shall approve, a copy of instructions to a broker directing such broker to sell the common stock for which such option is exercised, and to remit to the Company the aggregate exercise price of such options (a "cashless exercise"), or (3) in the discretion of the Board or Committee, upon such terms as the Board or Committee shall approve, the optionee may pay all or a portion of the purchase price for the number of shares being purchased by tendering shares of the Company's common stock owned by the optionee, duly endorsed for transfer to the Company, with a fair market value (as determined pursuant to Section 6.2) on the date of delivery equal to the aggregate purchase price of the shares with respect to which such option or portion is thereby exercised (a "stock-for-stock exercise");

           (c) payment of the amount of tax required to be withheld (if any) by the Company or any parent or subsidiary corporation as a result of the exercise of an option. The Optionee may pay all or a portion of the tax withholding by
(1) cash or check payable to the Company, (2) in the discretion of the Board or Committee, upon such terms as the Board or Committee shall approve, cashless exercise, (3) in the discretion of the Board or Committee, upon such terms as the Board or Committee shall approve, stock-for-stock exercise, or (4) a combination of (1), (2) and (3); and

           (d) delivery of a written notice to the Company requesting that the Company direct the transfer agent to issue to the Optionee (or to his designee) a certificate for the number of shares of common stock for which the Option was exercised or, in the case of a cashless exercise, for any shares that were not sold in the cashless exercise.

Any certificate(s) for shares of outstanding common stock of the Company used to pay the exercise price shall be accompanied by stock power(s) duly endorsed in blank by the registered holder of the certificate(s) (with the signature thereon guaranteed). In the event the certificate(s) tendered by the optionee in such payment cover more shares than are required for such payment, the certificate(s) shall also be accompanied by instructions from the optionee to the Company's transfer agent with respect to disposition of the balance of the shares covered thereby.

        6.4 Term of Option. No option granted under the Plan shall be exercisable after the expiration of the earlier of:

           (a) ten years following the date the option is granted; or

           (b) one year following the date the optionee ceases to be a director of the Company for any reason.

        6.5 Exercise of Option. No option shall be exercisable during the lifetime of an optionee by any person other than the optionee. An option shall become exercisable as to one-third of the shares subject to the option on each anniversary of the date the option is granted if the director to whom the option is granted is still a director of the Company on such anniversary.

        6.6 No Transfer of Option. No option shall be transferable by an optionee otherwise than by will or the laws of descent and distribution.

        6.7 Rights as a Stockholder or Director. An optionee or transferee of an option shall have no rights as a stockholder of the Company with respect to any shares covered by any option until the date of issuance of a share certificate for such shares. No adjustment shall be made for dividends (ordinary or extraordinary, whether cash, securities, or other property) or distribution or other rights for which the record date is prior to the date such share certificate is issued, except as provided in Section 6.10. Nothing in the Plan or in any option agreement shall confer upon any director any right to continue as a director of the Company or any of its subsidiaries, to be nominated to serve as a director, or to receive any particular rate of compensation.

        6.8 No Fractional Shares. In no event shall the Company be required to issue fractional shares upon the exercise of an option.

        6.9 Exercisability in the Event of Death. In the event of the death of an optionee, any option (or unexercised portion thereof) held by the optionee, to the extent exercisable by him or her on the date of death, may be exercised by the optionee's personal representatives, heirs, or legatees subject to the provisions of Sections 6.4 and 6.5 hereof.

        6.10  Recapitalization, Reorganization or Change in Control of
Company. Except as otherwise provided herein, appropriate and proportionate adjustments shall be made in the number and class of shares subject to the Plan and to the option rights granted under the Plan, and the exercise price of such option rights, in the event of a stock dividend (but only on common stock), stock split, reverse stock split, recapitalization, reorganization, merger, consolidation, separation, or like change in the capital structure of the Company. In the event of a liquidation of the Company, or a merger, reorganization, or consolidation of the Company with any other corporation in which the Company is not the surviving corporation or the Company becomes a subsidiary of another corporation, any unexercised options theretofore granted under the Plan shall be deemed cancelled unless the surviving corporation in any such merger, reorganization, or consolidation elects to assume the options under the Plan or to use substitute options in place thereof; provided, however, that, notwithstanding the foregoing, if such options would otherwise be cancelled in accordance with the foregoing, the optionee shall have the right, exercisable during a ten-day period ending on the fifth day prior to such liquidation, merger, or consolidation, to fully exercise the optionee's option in whole or in part without regard to any installment exercise provisions otherwise provided by
Section 6.5. In the event of a Change in Control of the Company, as defined below, any unexercised option theretofore granted under the Plan which is not then already exercisable as to all of the shares subject to the option shall become exercisable upon such Change in Control as to one-half of the shares as to which the option is not already exercisable in addition to the shares, if any, as to which the option is already exercisable. To the extent that the foregoing adjustments relate to stock or securities of the Company, such adjustments shall be made by the Board or the Committee, the determination of which in that respect shall be final, binding, and conclusive. A "Change in Control" shall be deemed to have occurred if:

           (a) any person, or any two or more persons acting as a group, and all affiliates of such person or persons, shall own beneficially 33-1/3% or more of the common stock of the Company outstanding, or

           (b) if following:

             (1) a tender or exchange offer for voting securities of the Company (other than any such offer made by the Company), or

             (2) a proxy contest for election of directors of the Company,

the persons who were directors of the Company immediately before the initiation of such event (or directors who were appointed by such directors) cease to constitute a majority of the Board of the Company upon the completion of such tender or exchange offer or proxy contest or within one year after such completion.

        6.11 Modification, Extension, and Renewal of Options. Subject to the terms and conditions and within the limitations of the Plan, the Board or Committee may modify, extend, or renew outstanding options granted under the Plan, accept the surrender of outstanding options (to the extent not theretofore exercised), and authorize the granting of new options in substitution therefor (to the extent not theretofore exercised). Notwithstanding the foregoing, no modification of an option shall:

           (a) without the consent of the optionee, alter or impair any rights of the optionee under the option, or

           (b) adversely affect the qualification of the Plan or any other stock-related plan of the Company under Rule 16b-3 under the Securities Exchange Act of 1934 or any successor provision.

        6.12 1994 Distribution. The following provisions shall apply to the options issued under this Plan in connection with the conversion and adjustment of options which are outstanding under the Emulex Corporation NonEmployee Director Stock Option Plan (the "Emulex Plan") on the "Distribution Date" specified in the Distribution Agreement (the "Distribution Agreement") providing for the distribution of all of the outstanding common stock of the Company (the "Distribution") to the stockholders of Emulex Corporation, a Delaware corporation ("Emulex"), on the Distribution Date and a reverse stock split of the outstanding shares of common stock of the Company in connection with the Distribution pursuant to which each two outstanding shares of common stock of the Company on the Distribution Date will be combined to become one share of common stock of the Company (the "Reverse Stock Split"), with all fractional shares being acquired by the Company for cash:

           (a) Adjustment of Options for Reverse Stock Split. Upon the effectiveness of the Reverse Stock Split, each option then outstanding under the Emulex Plan shall be automatically adjusted pursuant to the terms of the Emulex Plan so that the total number of shares of common stock of Emulex purchasable under such option and the number of shares of such common stock purchasable as of any given point in time shall be halved and the purchase price per share of such common stock shall be doubled.

           (b) Conversion of Options Upon the Distribution. Upon the Distribution, each option then outstanding under the Emulex Plan (an "Outstanding Option") shall be automatically converted into two separately exercisable options (collectively, the "New Options"), one to purchase common stock of Emulex (a "New Emulex Option") and the other to purchase common stock of the Company (a "Company Option"). Each New Emulex Option will be deemed granted under the Emulex Plan and each Company Option will be deemed granted under this Plan. Each New Option shall be exercisable for a number of shares equal to the number of shares subject to purchase under the unexercised portion of the related Outstanding Option (as adjusted as a result of the Reverse Stock Split as provided herein).

           (c) Option Terms and Conditions. Except as otherwise provided in this
Section 6.12, each New Option shall contain and continue to be subject to the same terms and conditions of the related Outstanding Option, including, without limitation, provisions relating to the term and expiration of the option; exercisability of the option; payment for shares purchased upon exercise of the option; adjustments in the shares and exercise price under the option, cancellation of the option, and/or acceleration of exercisability of the option in the event of any stock dividend, stock split, reverse stock split, merger, consolidation, liquidation, recapitalization or reorganization of the Company or Emulex, as the case may be; or acceleration of exercisability of the option as a result of a change in control of the Company or Emulex, as the case may be. For purposes of determining expiration of the term and vesting of the right to exercise a Company Option received in connection with the conversion of an Outstanding Option held by a person who is a director of Emulex immediately after the Distribution, such person's service as a director of Emulex following the Distribution shall be credited as if it were service as a director of the Company. For purposes of determining expiration of the term and vesting of the right to exercise a New Emulex Option received in connection with the conversion of an Outstanding Option held by a person who is a director of the Company immediately after the Distribution, such person's service as a director of the Company following the Distribution shall be credited as if it were service as a director of Emulex.

           (d) Option Price. Upon the Distribution, the purchase price per share of stock purchasable under each New Option shall be adjusted to give effect to the Distribution by allocating the purchase price per share of the stock purchasable under the related Outstanding Option between the Company Option and the New Emulex Option proportionately such that the purchase price per share under the Company Option shall be equal to the product of the purchase price per share under the related Outstanding Option (adjusted as a result of the Reverse Stock Split as provided herein) multiplied by a fraction, the numerator of which is the fair market value of a share of common stock of the Company and the denominator of which is the sum of the fair market value of a share of common stock of the Company plus the fair market value of a share of common stock of Emulex; and the purchase price per share under the New Emulex Option shall be equal to the product of the purchase price per share under the related Outstanding Option (adjusted as a result of the Reverse Stock Split as provided herein) multiplied by a fraction, the numerator of which is the fair market value of a share of common stock of Emulex and the denominator of which is the sum of the fair market value of a share of common stock of Emulex plus the fair market value of a share of common stock of the Company.

           (e) Fair Market Value. For purposes of this Section 6.12, the fair market value of a share of common stock of the Company and a share of common stock of Emulex shall be the average of the closing sales prices per share of common stock of the Company and common stock of Emulex, respectively, as quoted on the NASDAQ National Market System as reported in the Wall Street Journal for each of the 20 trading days beginning on the day following the Distribution Date, and if there is no closing sale price reported on the NASDAQ National Market System for either common stock of the Company or common stock of Emulex for one or more days during such period, the determination shall be made utilizing the earliest 20 days following the day following the Distribution Date on which closing sales prices are reported for such stock.

        6.13 Other Provisions. Each option may contain such other terms, provisions, and conditions not inconsistent with the Plan as may be determined by the Board or Committee.

     7. TERMINATION OR AMENDMENT OF PLAN. The Board may at any time terminate or amend the Plan; provided that, without approval of the stockholders of the Company, there shall be, except by operation of the provisions of Section 6.10, no increase in the total number of shares covered by the Plan, no change in the class of directors eligible to receive options granted under the Plan, no material increase in the benefits accruing to participants under the Plan, no reduction in the exercise price of options granted under the Plan, and no extension of the latest date upon which options may be exercised; and provided further that, without the consent of the optionee, no amendment may adversely affect any then outstanding option or any unexercised portion thereof held by the optionee. Prior to August 15, 1996, the Plan may not be amended more than once every six months, other than to comport with changes in the Code, the Employee Retirement Income Security Act of 1974, as amended, or the rules thereunder.

     8. INDEMNIFICATION. In addition to such other rights of indemnification as they may have as members of the Board or the Committee, the members of the Board or the Committee administering the Plan shall be indemnified by the Company against reasonable expenses, including attorney's fees, actually and necessarily incurred in connection with the defense of any action, suit, or proceeding, or in connection with any appeal therein, to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with the Plan or any option granted thereunder, and against all amounts paid by them in settlement thereof (provided such settlement is approved by independent legal counsel selected by the Company) or paid by them in satisfaction of a judgment in any action, suit, or proceeding, except in relation to matters as to which it shall be adjudged in such action, suit, or proceeding that such member is liable for negligence or misconduct in the performance of his duties, provided that within 60 days after institution of any such action, suit, or proceeding, the member shall in writing offer the Company the opportunity, at its own expense, to handle and defend the same.

     9. STOCKHOLDER APPROVAL AND TERM OF PLAN. This is an amendment and restatement of the Plan, which originally was adopted and effective January 25, 1994. This amendment and restatement of the Plan shall be subject to approval by the stockholders of the Company within 12 months after adoption of this amended and restated Plan by the Board. In the event stockholder approval of the Plan is not obtained within such time period, the Plan shall be terminated and all options granted pursuant to the amendment and restatement of the Plan shall be void and of no effect. The amended and restated Plan shall become effective upon its adoption by the Board and approval by stockholders (the "Effective Date") and shall apply to options granted on or after the Effective Date. The terms of options granted under the Plan prior to the Effective Date shall be governed by the Plan terms in effect prior to the Effective Date. Unless sooner terminated by the Board in its sole discretion, the Plan will expire on December 31, 2001.

     IN WITNESS WHEREOF the Company has caused this Plan to be executed by its duly authorized officer and to be effective on this 19th day of July, 1996.

                                          QLOGIC CORPORATION

                                          By:  /s/  H.K. Desai
                                            H. K. Desai, President and CEO
Attest:

By: /s/  Michael R. Manning
    Michael R. Manning, Secretary

PROXY                          QLOGIC CORPORATION
                             3545 HARBOR BOULEVARD
                          COSTA MESA, CALIFORNIA 92626

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned hereby appoints Gary E. Liebl and George D. Wells as Proxies, each with the power to appoint his substitute, and hereby authorizes them or either of them to represent and to vote as designated below, all the shares of common stock of QLogic Corporation held of record by the undersigned on July 12, 1996, at the Annual Meeting of Stockholders to be held on August 20, 1996, or any adjournment thereof.

1. ELECTION OF DIRECTORS                 / / FOR all nominees below      / / WITHHOLD AUTHORITY to
                                         (except as marked to the        vote
                                         contrary below)                 for all nominees listed
                                                                         below

(INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE MARK THE BOX NEXT TO THE NOMINEE'S NAME BELOW):

       / / Gary E. Liebl        / / George D. Wells        / / H.K. Desai
                 / / Carol L. Miltner        / / James A. Bixby

2. AMENDMENT TO NON-EMPLOYEE DIRECTOR STOCK OPTION PLAN

                 / / FOR        / / AGAINST        / / ABSTAIN

3. RATIFICATION OF SELECTION OF INDEPENDENT PUBLIC ACCOUNTANTS

                 / / FOR        / / AGAINST        / / ABSTAIN

4. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

    THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2, AND 3.

                                              Dated: _____________________, 1996


                                              ----------------------------------
                                                          Signature

                                              ----------------------------------
                                                  Signature if held jointly

                                              Please sign exactly as name
                                              appears below. When shares are
                                              held by joint tenants, both should
                                              sign. When signing as attorney, as
                                              executor, administrator, trustee,
                                              or guardian, please give full
                                              title as such. If a corporation,
                                              please sign in full corporate name
                                              by President or other authorized
                                              officer. If a partnership, please
                                              sign in partnership name by
                                              authorized person.

          PLEASE READ, SIGN, DATE, AND RETURN THE PROXY CARD PROMPTLY
                          USING THE ENCLOSED ENVELOPE.